Exhibit 10.12(a)

SECOND AMENDMENT TO THE

PEOPLE’S UNITED BANK NONQUALIFIED SAVINGS AND RETIREMENT PLAN

WHEREAS, People’s United Bank, a federally chartered savings bank (the “Bank”), maintains the People’s United Bank Nonqualified Savings and Retirement Plan for a select group of management or highly compensated employees who meet certain qualifications (the “Plan”); and

WHEREAS, the Bank has determined to amend the Plan to conform to amendments to the People’s United Bank Employees’ Retirement Plan, which plan will no longer recognize a member’s “credited service” performed after December 31, 2011 (with limited exception for vesting and early retirement eligibility) or changes to his “final average pay” after that date; and

WHEREAS, the Bank has determined to amend the Plan to conform to amendments to the People’s United Bank 401(k) Employee Savings Plan, which amendments to that plan (i) expanded eligibility for “employer retirement contributions” to include, for Plan years on and after January 1, 2012, employees whose initial hire dates occurred before August 14, 2006, and (ii) eliminated for Plan Years on and after January 1, 2012, a provision for discretionary matching contributions; and

WHEREAS, the Bank, by action of the Human Resources Committee has reserved the right to make amendments from time to time to the Plan pursuant to Article XIII thereof; and

WHEREAS, the undersigned officer has been duly authorized to execute such amendments.

NOW, THEREFORE, the Bank hereby amends the Plan as follows, effective January 1, 2012, except as otherwise provided herein:

1.	Section 2.18 of the Plan, defining “Enhanced Benefit Contribution” is amended to add the following at the end thereof, effective for Plan Years beginning on or after January 1, 2012:

“No Enhanced Benefit Contribution shall be made for any Plan Year beginning after December 31, 2011.”

2.	Section 2.21 of the Plan defining “401(k) Maximum Discretionary Employer Contribution” is amended to add the following, at the end thereof effective for Plan Years beginning on or after January 1, 2012:

“Notwithstanding the foregoing, no Discretionary Employer Contribution shall be made to the Plan for any Plan Year beginning on or after January 1, 2012.”

3.	Section 3.4 of the Plan is amended to read as follows, effective for Plan Years beginning on or after January 1, 2012:

“(a) On or after August 14, 2006, an employee of the Bank with a salary grade equal to or higher than the Minimum Salary Grade who is not entitled after August 13, 2006 to accrue credited service under the Retirement Plan shall become a Participant with respect to, or, if the employee is already a Participant in the Plan, shall become eligible to receive, Restoration Benefit Contributions in accordance with Section 4.6.

(b) For the avoidance of doubt, for the period beginning August 14, 2006 through December 31, 2011 the terms of subsection (a) of this Section 3.4 are to be interpreted so that a Participant who is eligible to accrue a benefit under the Retirement Plan and who continues to accrue credited service thereunder will not be eligible to receive Restoration Benefit Contributions under this Plan.

(c) For Plan Years beginning on and after January 1, 2012, upon the cessation of benefit accruals under the People’s United Bank Employees’ Retirement Plan, the terms of subsection (a) of this Section 3.4 apply to all employees of the Bank who have a salary grade equal to or higher than the Minimum Salary Grade (whether hired before, on or after August 14, 2006).”

4.	Section 3.5 of the Plan is amended to add the following at the end thereof effective for Plan Years beginning on or after January 1, 2012:

“Effective for Plan Years beginning on or after January 1, 2012, Enhanced Benefit Contributions will no longer be made to the Plan.”

5.	Section 4.5(a) of the Plan is deleted in its entirety and the following is substituted effective for Plan Years beginning on or after January 1, 2012:

“(a) As soon as practicable at or after the end of each Plan Year the Bank shall determine for such Plan Year for each Participant his Election Match Compensation and his 401(k) Maximum Basic Employer Contribution. In the case of a Participant whose employment terminates prior to the end of a Plan Year, the Bank shall determine the Election Match Compensation and the 401(k) Maximum Basic Employer Contribution for such Participant for that portion of the Plan Year during which the Participant was employed, as soon as practicable at or after the date the Participant’s employment was terminated.”

6.	Section 4.5(b) is amended by deleting therefrom the portion of the sentence that begins with the phrase “the lesser of” and substituting therefor the following:

“the sum of (A) the lesser of (x) 4% of such Participant’s Basic Election Match Compensation or (y) such Participant’s Participant contributions pursuant to this Article IV for such Plan Year with respect to his Basic Election Match Compensation, plus (B) the lesser of (x) 4% of such Participant’s STIP Election Match Compensation or (y) such Participant’s Participant Contributions pursuant to this Article IV for such Plan Year with respect to his STIP Election Match Compensation; provided, however, that such matching contribution shall not be less than zero. For purposes of this subsection (b), the term “Basic Election Match Compensation” means the Participant’s Election Match Compensation for the Plan Year excluding any STIP bonus actually received during such year; and the term “STIP Election Match Compensation” means the Participant’s Election Match Compensation excluding his Basic Election Match Compensation.”

7.	Section 4.5(c) of the Plan is amended to add the following at the end thereof effective for Plan Years beginning on or after January 1, 2012:

“Notwithstanding the foregoing, no Discretionary Matching Employer Contribution shall be made to the Plan for any Plan Year beginning on or after January 1, 2012.”

8.	Section 4.7(a) of the Plan is deleted in its entirety and the following is substituted therefor effective December 31, 2011:

“(a) On and after August 14, 2006, through the Plan Year ended December 31, 2011, the Bank shall credit Enhanced Benefit Contributions to the Deferral Account of each employee of the Bank with a salary grade equal to or higher than the Minimum Salary Grade who (i) was hired by the Bank after August 13, 2006, or (ii) first attained a salary grade equal to or higher than the Minimum Salary Grade after March 1, 2008, provided, in both cases, the employee was actively employed by the Bank at the end of the applicable Plan Year. In order to be eligible to begin receiving Enhanced Benefit Contributions, the Participant must have completed one “Year of Employer Retirement Contribution Eligibility Service” as defined under the 401(k) Plan and only Election Match Compensation received the first day of the month after satisfaction of the service requirement was considered for that Plan Year. No Enhanced Benefit Contributions will be made for Plan Years beginning January 1, 2012, and after.”

IN WITNESS WHEREOF, the Committee and the Bank, acting by its duly authorized officer, hereby executes this amendment to be effective as herein provided.

PEOPLE’S UNITED BANK

By:	/s/ Robert. E. Trautmann
Robert. E. Trautmann Senior Executive Vice President and General Counsel

Date:	12/23/11